SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): October 17, 2002

CLARUS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-24277	58-1972600
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

3970 Johns Creek Court
Suite 100
Suwanee, Georgia 30024
(Address of principal executive offices, including zip code)

(770) 291-3900
(Registrant’s telephone number, including area code)

None.
(Former name or Former Address if
Changed Since Last Report)

ITEM 5. OTHER EVENTS.

On October 17, 2002, Clarus Corporation (the “Company”) executed an Asset Purchase Agreement with Epicor Software Corporation to sell substantially all of the Company’s electronic commerce business for a total of $1.0 million in cash. The sale is expected to close in the fourth quarter of 2002 and it is subject to approval by the Company’s stockholders and other customary conditions.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) EXHIBITS
2.1	Asset Purchase Agreement, dated as of October 17, 2002, by and between Epicor Software Corporation and Clarus Corporation.
2.2	Form of Bill of Sale and Assumption Agreement.
2.3	Form of Trademark Assignment.
2.4	Form of Patent Assignment.
2.5	Form of Noncompetition Agreement.
2.6	Form of Legal Opinion of Womble Carlyle Sandridge & Rice, PLLC.
2.7	Form of Transition Services Agreement.
2.8	Form of Escrow Agreement.
2.9	Source Code Sublicense Agreement.
99.1	Press Release, dated October 17, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2002	CLARUS CORPORATION /s/ JAMES J. MCDEVITT James J. McDevitt Chief Financial Officer